SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2004

Borland Software Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 9.	Regulation FD Disclosure.

           Borland Software Corporation today announced that Blake Stone will step down as Borland’s Chief Technical Officer on February 6, 2004. Borland also announced that Roger Barney will step down as Borland’s Chief Administrative Officer on January 31, 2004 to spend more time with his family and return to a career in consulting. Borland has no immediate plans to replace either Mr. Barney or Mr. Stone.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: January 16, 2004	By: /s/ KENNETH R. HAHN

Name: Kenneth R. Hahn
Title: Senior Vice President & Chief Financial Officer